SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement      [ ] Confidential, for Use of the
                                             Commission Only

[X]     Definitive Proxy Statement           (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Community Savings Bankshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title  of  each   class   of   securities   to  which   transaction
             applies:___________________________________________________________

        (2)  Aggregate    number   of    securities    to   which    transaction
             applies:___________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______________________________________________________

        (4)  Proposed maximum aggregate value of transaction:___________________

        (5)  Total fee paid:____________________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:____________________________________________

        (2)  Form, schedule or registration statement no.:______________________

        (3)  Filing party:______________________________________________________

        (4)  Date filed:________________________________________________________

                 [Community Savings Bankshares, Inc. Letterhead]






                                                                  March 20, 1998

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Community Savings Bankshares, Inc. (the "Company"). The meeting will be held at the Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida on Wednesday, April 22, 1998 at 1:30 p.m. Eastern Time.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

         The formal business to be conducted at the Annual Meeting  includes the
(i) election of two directors to the Company's Board of Directors and (ii) ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending December 31, 1998.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in the Company is sincerely appreciated.

                                         Sincerely,



                                     /s/ James B. Pittard, Jr.
                                         ---------------------------------------
                                         James B. Pittard, Jr.
                                         President and Chief Executive Officer

                       COMMUNITY SAVINGS BANKSHARES, INC.
                              660 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 881-2212

                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 22, 1998

                                ---------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Community Savings Bankshares, Inc. (the "Company") will be held at the Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida on Wednesday, April 22, 1998, at 1:30 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect two (2) directors for a three-year term and until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Crowe, Chizek and Company LLP as the Company's independent auditors for the year ending December 31, 1998; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed March 12, 1998 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                      By Order of the Board of Directors


                                  /s/ Deborah M. Rousseau
                                      ------------------------------------------
                                      Deborah M. Rousseau
                                      Vice President and Secretary

North Palm Beach, Florida
March 20, 1998

--------------------------------------------------------------------------------

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------

                       COMMUNITY SAVINGS BANKSHARES, INC.

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 22, 1998

         This Proxy Statement is furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of Community Savings Bankshares, Inc., a federally chartered corporation (the "Company"), which is a majority-owned subsidiary of ComFed, M.H.C., a federally chartered mutual holding company (the "Holding Company"). The Company is the holding company of Community Savings, F.
A. (the "Association"), a federally chartered savings association. At a Special Meeting of Shareholders held in September 1997, the Association's shareholders approved an Agreement and Plan of Reorganization whereby the Association became the wholly owned subsidiary of the Company (the "Reorganization"). The Reorganization was consummated as of September 30, 1997. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Embassy Suites PGA located at 4350 PGA Boulevard, Palm Beach Gardens, Florida on Wednesday, April 22, 1998, at 1:30 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 20, 1998.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of Deborah M. Rousseau, Vice President and Secretary, Community Savings Bankshares, Inc., 660 U.S. Highway One, North Palm Beach, Florida 33408); (ii) submitting a duly-executed proxy bearing a later date; or
(iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only shareholders of record of the Company at the close of business on March 12, 1998 (the "Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 5,100,120 shares of Common Stock of the Company issued and outstanding, of which 2,620,144 shares are owned by the Holding Company, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

         The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes present in person or by proxy at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors.

         Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have the same effect as a vote against the proposal to ratify the appointment of the Company's independent auditors, but will not be counted as votes cast for the election of directors and, thus, will have no effect on the voting for the election of directors. Under rules of the New York Stock Exchange, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their client if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

         As indicated below under "Beneficial Ownership of Common Stock by Certain Beneficial Owners and Management," the Holding Company owns a majority of the outstanding Common Stock as of the Voting Record Date. The Holding Company intends to vote all of the shares it owns for the Board's nominees for director and for the proposal to ratify the appointment of Crowe, Chizek and Company LLP as the Company's independent auditors, thereby ensuring that not only does a quorum exist at the Annual Meeting, but that each of such proposals are adopted.

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                   WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible, and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified.

         No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and all nominees currently serve as directors of the Company. There are no arrangements or understandings between the nominees and any other person pursuant to which such nominee was elected.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors.
At this time, the Board of Directors knows of no reason why either of the nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2001


                                 Position with the Company and
                                  the Association and Principal
                                      Occupation During the          Director
            Name        Age(1)           Past Five Years             Since (2)
            ----        ---      --------------------------------    -------

Forest C. Beaty, Jr.    68       Director; Retired; Consultant;         1977
                                 majority  stockholder  of  FMS,
                                 Inc., a holding  company (based
                                 in Lake  Park,  Florida)  which
                                 owns retail clothing stores.

                               Position with the Company and
                                the Association and Principal
                                    Occupation During the            Director
            Name        Age(1)         Past Five Years               Since (2)
            ----        ---    --------------------------------      -------

Frederick A. Teed       69     Chairman; Retired; previously            1964
                               President and Chief Executive
                               Officer of the Association from
                               1983 to 1993.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                           DIRECTORS WITH TERMS EXPIRING IN 2000

                               Position with the Company and
                                the Association and Principal
                                    Occupation During the            Director
            Name        Age(1)         Past Five Years               Since (2)
            ----        ---    ------------------------------        -------

James B. Pittard, Jr.    51    Director, President and Chief            1993
                               Executive Officer; President and
                               Chief Executive Officer of the
                               Association since 1993; from 1982
                               to 1993 served as Senior Vice
                               President and Treasurer of the
                               Association.

Robert F. Cromwell       79    Director; Chairman Emeritus of the       1955
                               Association; Retired; served as
                               Chairman of the Board of the
                               Association from 1983 to 1993.


                           DIRECTORS WITH TERMS EXPIRING IN 2000

                               Position with the Company and
                                the Association and Principal
                                    Occupation During the            Director
            Name        Age(1)         Past Five Years               Since (2)
            ----        ---    ------------------------------        -------

Karl D. Griffin          69    Director; Secretary Emeritus of the      1955
                               Association; President of Kirklington
                               Park, Inc., a commercial real estate
                               leasing company located in Riviera
                               Beach, Florida; President of Smith &
                               Yetter, Inc. from 1961 until 1994.

                                 Position with the Company and
                                  the Association and Principal
                                    Occupation During the            Director
            Name          Age(1)         Past Five Years             Since (2)
            ----          ---    ---------------------------------   ------

Harold I. Stevenson, CPA   62    Director; from 1987 through 1993,      1987
                                 served as President of Harold I.
                                 Stevenson, CPA, PA; since 1994,
                                 self-employed, Palm Beach Gardens,
                                 Florida.

(1)  As of the Voting Record Date.
(2) Includes period served as director of the Association.

SHAREHOLDER NOMINATIONS

        Article II, Section 14 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of shareholders called for the election of directors. Article II, Section 14 of the Company's Bylaws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors. Any such nominations must be submitted to the Secretary of the Company in writing at least five days prior to the Annual Meeting. The Company is not required to include nominations of shareholders in its Proxy Statement. However, if such a nomination is properly made, ballots will be provided for use by shareholders at the Annual Meeting bearing the name of such nominee or nominees. As of the date hereof, no such nominations have been submitted to the Company.

THE  BOARD  OF  DIRECTORS  AND  COMMITTEES  OF THE  BOARDS  OF THE  COMPANY  AND
ASSOCIATION

        The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. Regular meetings of the Board of Directors of the Company are held on a monthly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were only six meetings of the Board of Directors of the Company held during fiscal 1997 since the Company was not organized until August 1997. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during fiscal 1997 and the total number of meetings held by all committees of the Board on which the director served during such year.

        The  Board  of  Directors  of  the  Company  has   established   various
committees, including Nominating, Stock Benefits and Audit Committees.

        The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, all Directors except President Pittard, although he is invited to the meeting by the Committee, serve as members of this Committee. The Audit Committee met one time during fiscal 1997.

        The Stock Benefits Committee consists of the non-employee Directors of the Company and is chaired by Mr. Stevenson. The Stock Benefits Committee has exclusive responsibility and authority to control and manage the operation and administration of the Association's Employee Stock Ownership Plan ("ESOP"), including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically allocated. In addition, the Committee has exclusive responsibility regarding decisions concerning the payment of benefits under the ESOP. The Stock Benefits Committee also has exclusive responsibility for determining the award of options to employees under the 1995 Stock Option Plan ("Option Plan") and restricted stock awards to employees under the 1995 Recognition and Retention Plan for Employees and Outside Directors ("RRP"), and are responsible for administration of such plans. The Stock Benefits Committee met 15 times during fiscal 1997.

        In accordance with the Company's Bylaws, the Board of Directors acts as the Nominating Committee. The Board did not meet in such capacity in fiscal 1997 but met subsequent to December 31, 1997 to nominate the persons listed herein as the Board's nominees.

        The Board of Directors of the Association met 15 times during fiscal 1997. In addition, the Board of Directors of the Association has established various committees including a Compensation Committee. The Compensation Committee of the Association meets monthly to review the performance of employees (other than officers) and determines compensation programs and adjustments. The entire Board of Directors ratifies the recommendations of the Compensation Committee with respect to officers other than Mr. Pittard (who is a member of the Committee) whose compensation is established by the Board. The Compensation Committee was comprised of Larry J. Baker, Elizabeth A. DeLosh, Cecil F. Howard, Jr., Feriel G. Hughes, Mary L. Kaminske, James B. Pittard, Jr., Michael E. Reinhardt and Jane H. Ryder. The Compensation Committee met 15 times during fiscal 1997.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The following table sets forth certain information with respect to the executive officers of the Company and the Association who are not directors.

           Name             Age (1)                          Positions(s)
------------------------   ---------    ---------------------------------------------------------
Larry J. Baker, CPA            58       Senior Vice President, Chief Financial Officer, Treasurer
                                         and Director of the Association's Finance Division
Cecil F. Howard, Jr.           60       Senior Vice President and Director of the Association's
                                          Lending Division
Feriel G. Hughes               48       Senior Vice President and Director of the Association's
                                          Human Resources, Marketing and Training Division
Mary L. Kaminske               60       Senior Vice President and Director of the Association's
                                          Operations Division
Michael E. Reinhardt           52       Senior Vice President and Director of the Association's
                                         Properties and Insurance Division

--------------
(1) As of the Voting Record Date.

        Set forth below is a brief description of the background of each executive officer of the Company and the Association who is not a director of the Company for at least the last five years.

        LARRY J. BAKER, CPA is Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Association and Director of the Finance Division of the Association. Mr. Baker has been employed by the Association since 1982 and has served as Senior Vice President since 1995, and Treasurer of the Association since 1993. Mr. Baker has served in various other positions with the Association including Controller from 1982 until 1996 and Vice President from 1987 to 1994.

        CECIL F. HOWARD, JR. is Senior Vice President of the Company and the Association and has been Director of the Lending Division and Chief Lending Officer of the Association since 1987 (except for the period from October 1994 until January 1995 during which time he served as President of First Federal Savings and Loan Association of Florida, Lakeland, Florida).

         FERIEL G. HUGHES is Senior Vice President of the Company and the Association and Director of the Human Resources, Marketing and Training Division of the Association. Ms. Hughes joined the Association in

March 1997. She previously served as a sales consultant with the national firm of Schneider Sales Management, from February 1995 to March 1997, Human Resources Director of Brooklyn Bow International, Riviera Beach, Florida, from October 1994 to September 1996 and as Director of Sales and Marketing of Flagler National Bank, West Palm Beach, Florida from August 1986 until March 1994.

        MARY L. KAMINSKE is Senior Vice President of the Company and the Association and Director of the Operations Division of the Association. Ms. Kaminske has been employed by the Association since 1969 in various positions including serving as Vice President from 1987 until 1996.

        MICHAEL E. REINHARDT is Senior Vice President of the Company and the Association and Director of the Properties and Insurance Division of the Association. Mr. Reinhardt was first employed by the Association in 1985 serving in various positions, including as Vice President from 1987 to 1996 and as Senior Vice President since January 1997.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Association to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                                           Amount and Nature of
          Name of Beneficial Owner or    Beneficial Ownership as of    Percent of
           Number Of Persons In Group    March 12, 1998 (1)(2)(3)(4)  Common Stock
           --------------------------    --------------------------   ------------
ComFed, M.H.C.                                      2,620,144              51.4%
660 U.S. Highway One
North Palm Beach, Florida 33408

Community Savings, F. A.                              179,569(5)            3.5
Employee Stock Ownership Plan
660 U.S. Highway One
North Palm Beach, Florida 33408

Directors:
Frederick A. Teed                                      18,860                *
James B. Pittard, Jr.                                  17,315(6)             *
Forest C. Beaty, Jr.                                   18,983(7)             *
Robert F. Cromwell                                     20,860                *
Karl D. Griffin                                        18,760(8)             *
Harold I. Stevenson, CPA                               18,060(9)             *

Executive Officers:
Larry J. Baker, CPA                                    14,101(10)            *
Cecil F. Howard, Jr.                                    5,961(11)            *
Feriel G. Hughes                                           --                *
Mary L. Kaminske                                       12,218(12)            *
Michael E. Reinhardt                                   12,601(13)            *
All directors and                                     157,719(14)           3.1
 executive officers as a
 group (11 persons)

                                               (FOOTNOTES ON THE FOLLOWING PAGE)

-----------------

*        Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals and entities. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(3)      Includes amounts totaling 4,750,  4,440,  4,750,  4,750,  4,750, 4,750,
         4,100, 1,000, 5,750 and 5,700 shares awarded pursuant to the RRP granted to Messrs. Teed, Pittard, Beaty, Cromwell, Griffin, Stevenson, Baker, Howard and Reinhardt and Ms. Kaminske, respectively. Such shares may be voted by such persons although not all of such shares have vested and been distributed. The awards vest at the rate of 20% per year from the date of grant (January 1995 except with respect to Mr. Howard whose grant was made in January 1997).

(4)      Includes shares totaling 7,110,  11,360,  7,110,  7,110,  7,110, 7,110,
         6,000, 1,500, 4,620 and 4,560 which may be acquired upon the exercise of options exercisable within 60 days of the Voting Record Date granted to Messrs. Teed, Pittard, Beaty, Cromwell, Griffin, Stevenson, Baker, Howard, Reinhardt and Ms. Kaminske, respectively, pursuant to the Option Plan.

(5) Does not include 8,259 shares allocated to or deemed beneficially owned by the executive officers listed below, which shares are reflected in such individuals' beneficial ownership.

(6) Includes 668 shares allocated to Mr. Pittard's wife, a former employee of the Association, pursuant to the Association's ESOP, 55 shares owned by Mr. Pittard's children and 792 shares allocated to Mr. Pittard pursuant to the ESOP.

(7)      Includes 4,560 shares owned jointly with Mr. Beaty's wife.

(8) Includes 3,500 shares owned jointly with Mr. Griffin's wife and 1,700 shares owned by Mr. Griffin's wife.

(9)      Includes 2,500 shares owned by Mr. Stevenson's wife.

(10)     Includes 1,678 shares allocated to Mr. Baker pursuant to the ESOP.

(11) Includes 2,354 shares allocated to Mr. Howard pursuant to the ESOP and 81 shares owned by Mr. Howard's wife through her IRA.

(12) Includes 3,810 shares owned jointly with Ms. Kaminske's husband (of which 3,140 of such shares are included in the shares granted to Ms. Kaminske pursuant to the RRP as noted above) and 1,288 shares allocated to her pursuant to the ESOP.

                                     (FOOTNOTES CONTINUED ON THE FOLLOWING PAGE)

-----------------

(13) Includes 4,202 shares owned jointly with Mr. Reinhardt's wife (of which 3,450 of such shares are included in the shares granted to Mr.
         Reinhardt pursuant to the RRP as noted above) and 1,479 shares allocated to Mr. Reinhardt pursuant to the ESOP.

(14) Includes 19,760 shares held by the RRP, which may be voted by directors and executive officers pending vesting and distribution, 8,259 shares allocated to executive officers pursuant to the ESOP and 63,590 shares which may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days of the Voting Record Date.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Association for services rendered in all capacities during the past three years to the Chief Executive Officer and the two other officers of the Association and its subsidiaries whose compensation (salary and bonus) during the fiscal year ended December 31, 1997 exceeded $100,000. The Association changed its fiscal year from September 30 to December 31 subsequent to September 30, 1996. Accordingly, amounts for fiscal 1996 and 1995 have been restated to be consistent with fiscal 1997. Said officers, who also serve as executive officers of the Company, do not receive separate compensation from the Company.


                                                      Annual Compensation             Long Term Compensation
                                             -------------------------------------  ---------------------------

                                                                        Other                      Awards
              Name and             Fiscal                                Annual                     ------             All Other
         Principal Position         Year     Salary      Bonus     Compensation(1)   Stock Grants(2)    Options   Compensation(3)
         ------------------         ----     ------      -----     ---------------   ---------------    -------   ---------------

James B. Pittard, Jr.               1997    $205,754   $     --       $ 10,500           $     --            --          $28,020
 President and Chief                1996     194,334         --         10,500                 --            --           21,360
 Executive Officer                  1995     150,520         --          9,450             82,325        35,600           15,793

Larry J. Baker                      1997    $100,596   $     --       $     --           $     --            --          $17,149
 Senior Vice President,             1996      94,860         --             --                 --            --           12,988
 Chief Financial Officer and        1995      87,731         --             --             45,613        10,000            9,515
 Treasurer and Director of
 the Finance Division

Cecil F. Howard, Jr.                1997    $144,131   $     --       $     --           $ 19,016         7,500          $24,752
 Senior Vice President and          1996     133,579         --             --                 --            --           18,748
 Chief Lending Officer and          1995     125,291         --             --                 --                         12,572
 Director of the Lending
 Division

----------
(1) Includes director fees paid for attendance at Board meetings of the Company and its subsidiaries. Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management of the Association, the costs to the Association of providing such benefits to any individual executive officer during the year ended December 31, 1997 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

                                     (FOOTNOTES CONTINUED ON THE FOLLOWING PAGE)

(2) Represents the grant of 7,400, 4,100, and 1,000 shares of restricted Common Stock to Messrs. Pittard, Baker and Howard, respectively, pursuant to the RRP. The awards vest 20% a year from the date of grant.

(3) Includes amounts allocated during the years ended December 31, 1997, 1996 and 1995 on behalf of Messrs. Pittard, Baker and Howard pursuant to the ESOP.

DIRECTOR COMPENSATION

         BOARD FEES. During the year ended December 31, 1997, each member of the Board of Directors of the Company and its subsidiaries received a monthly meeting fee of $1,750, except Mr. Pittard who received $875 per monthly meeting.

         STOCK OPTIONS. Pursuant to the Option Plan each non-employee director of the Association was granted in January 1995 a compensatory stock option to purchase 11,850 shares of Common Stock. Each new non-employee director will receive an option to purchase 200 shares of Common Stock upon election to the Board, to the extent shares are available in the Option Plan. Options granted to non-employee directors vest at the rate of 20% per year from the date of grant.

         RESTRICTED STOCK AWARDS. Pursuant to the RRP, each non-employee director of the Association was granted 4,750 shares of restricted stock. Each new non-employee director will receive an award of 100 shares of Common Stock upon election to the Board, to the extent shares are available in the RRP. The restricted stock granted pursuant to the RRP vests at the rate of 20% per year from the date of grant.

STOCK OPTIONS

         The following table sets forth certain information concerning exercises of stock options granted pursuant to the Option Plan by the named executive officers during the fiscal year ended December 31, 1997 and options held at December 31, 1997.

                                                                                            Value of Unexercised In the
                                                               Number of Unexercised          Money Options at Fiscal
                                                                Options at Year End                 Year End(1)
                                                          ----------------------------    -------------------------------
                               Shares
                              Acquired
                                 on             Value
Name                          Exercise        Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
----                          --------        --------    -----------    -------------    -----------    -------------

James B. Pittard, Jr.           4,800         $  96,000       9,440            21,360       $228,920       $517,980
Cecil F. Howard, Jr.               --         $      --          --             7,500       $     --       $122,693
Larry J. Baker                     --         $      --       4,000             6,000       $ 97,000       $145,500


(1)      Based on a per share market price of $35.375 at December 31, 1997.

         The following table discloses the total options granted to the one executive officer receiving options during the year ended December 31, 1997.

                           Number of        % of Total
                            Options      Options Granted        Exercise      Expiration       Fair Value of
           Name             Granted      to Employees (1)      Price (2)         Date           Option (s)
----------------------- -------------- --------------------  -------------  --------------  ------------------
     Cecil F. Howard          7,500             100%             $19.016        1/18/2007          $39,375

(1) Percentage of options granted to all employees and directors during fiscal 1997.
(2) The exercise price was based on the closing market price of a share of the Association's common stock on the date of grant, which grant occurred prior to consummation of the Reorganization.
(3) The fair value of the options granted was estimated using the Binary Option Pricing Model. Under such analysis, the interest rate was assumed to be 6.37%, the expected life of the options to be five years, the expected volatility to be 15.36% and the dividend yield to be $2.67 per share.

DEFINED BENEFIT PLAN

         The Association maintains a noncontributory defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at the Association for a period of one year and been credited with 1,000 or more hours of employment with the Association during the year are eligible to accrue benefits under the Retirement Plan. The Association annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         At the normal retirement age of 65 (or completion of 30 years of service with the Association, if earlier), the plan is designed to provide a life annuity. The retirement benefit provided is an amount equal to 1.75% of a participant's average monthly compensation based on the average of the three consecutive years during the last 10 calendar years of employment which provides the highest monthly average compensation multiplied by the participant's years of credited service (not to exceed 35 years) to the normal retirement date. Retirement benefits are also payable upon retirement due to early and late retirement. A reduced benefit is payable upon early retirement at or after age 55 and the completion of fifteen years of service with the Association. Benefits are also paid from the Retirement Plan upon a Participant's disability or death. Upon termination of employment other than as specified above, a participant who was employed by the Association for a minimum of two years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment.

         The following table sets forth estimated annual benefits payable upon retirement at age 65 to the named executive officers under the Association's Retirement Plan based upon various levels of compensation and years of service.

    Final Average
     Compensation                   Years of Benefit Service at Retirement
-------------------- --------------------------------------------------------------------
                            15             20              25           30          35
                           ----           ----            ----         ----        ----
      $  25,000         $  6,563        $ 8,750         $10,938      $13,125      $15,313
         50,000           13,125         17,500          21,875       26,250       30,625
         75,000           19,688         26,250          32,813       39,375       45,938
        100,000           26,250         35,000          43,750       52,500       61,250
        125,000           32,813         43,750          54,688       65,625       76,563
        150,000           39,375         52,500          65,625       78,750       91,875
      and above

         The maximum annual compensation which may be taken into account under the Internal Revenue Code (as adjusted from time to time by the Internal Revenue Service ("IRS")) for calculating contributions under qualified defined benefit plans after December 31, 1997 is $160,000 and the maximum annual benefit permitted under such plans is $130,000.

         At December 31, 1997, Messrs. Pittard, Howard and Baker had 16, 10 and 15 years of credited service, respectively, under the Retirement Plan.

EMPLOYEE STOCK OWNERSHIP PLAN

         The Association has established an ESOP for employees age 21 or older who have at least one year of credited service with the Association. The ESOP is funded by the Association's contributions made in cash (which primarily will be invested in Common Stock) or Common Stock. Benefits may be paid either in shares of Common Stock or, to the extent permitted, in cash.

         In October 1994, the ESOP borrowed $2.8 million from an unaffiliated lender to purchase 190,388 shares of Common Stock in the open market. The Association makes scheduled discretionary cash contributions to the ESOP sufficient to amortize the principal and interest on the loan, which has a maturity of seven years. Subsequent to December 31, 1997, the Company loaned sufficient funds to the ESOP to permit the ESOP to repay the loan to the unaffiliated lender. The terms of the loan to ESOP from the Company are substantially identical to those of the loan from the unaffiliated lender. The Association may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders, upon the original issuance of additional shares by the Association or upon the sale of treasury shares by the Association. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Association. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan are held in a loan suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Association might otherwise have contributed to the ESOP. Benefits generally vest at the rate of 20% per year beginning in the second year of participation until the participant becomes 100% vested after six years of credited service. Benefits may be payable upon retirement, early retirement, disability or separation from service. The Association's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         The Stock Benefits Committee of the Board administers the ESOP and an unaffiliated financial institution has been appointed to act as trustee of the related trust. The Stock Benefits Committee may instruct the trustee regarding investment of funds contributed to the ESOP. Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given. Unallocated shares held in the ESOP will be voted by the ESOP trustee after considering the recommendation of the Stock Benefits Committee.

         The ESOP is subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor thereunder.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Association maintains a non-qualified supplemental executive retirement plan ("SERP") for certain executives of the Association to compensate those executives participating in the Association's Retirement Plan whose benefits are limited by Section 415 or Section 401(a)(17) of the Internal Revenue Code. As of

December 31, 1997, there were four executive officers participating in the SERP. The SERP provides the designated executives with retirement benefits generally equal to the difference between (i) seventy-five percent (75%) of the executive's compensation and (ii) the sum of the executive's retirement benefit under the Association's Retirement Plan and the executive's social security benefits. Benefits under the SERP vest on normal retirement age (age 65). If an executive remains employed with the Association after normal retirement age, the executive will receive retirement benefits, actuarially adjusted to reflect the executive's later retirement. Retirement benefits will be payable to the executive in the form of a quarterly benefit for fifteen consecutive years. Death benefits are payable to an executive's beneficiary only if the executive survives to retirement from the Association. Benefits will be paid to the beneficiary until the executive and the beneficiary have received a total of sixty quarterly payments.

         The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Association. However, the Association has chosen to purchase life insurance contracts to ensure that sufficient assets will be available to pay the benefits under the SERP.

         The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the SERP to SERP participants, expressed in the form of a single-life annuity for the final average salary and years of service specified below.


       Final Average                            Years of Service and
       Compensation                         Benefit Payable at Retirement
       -------------      -----------------------------------------------------------------
                            15             20             25            30            35
                            ---            ---            ---           ---           ---
           $100,000      $ 32,838       $ 24,088       $ 15,338      $  6,588      $     --
            125,000        45,026         34,088         23,151        12,213         1,276
            150,000        57,213         44,088         30,963        17,838         4,713
            175,000        75,963         62,838         49,713        36,588        23,463
            200,000        94,713         81,588         68,463        55,338        42,213
            225,000       113,463        100,338         87,213        74,088        60,963
            250,000       132,213        119,088        105,963        92,838        79,713
            275,000       150,963        137,838        124,713       111,588        98,463
            300,000       169,713        156,588        143,463       130,338       117,213

         Messrs.   Pittard,   Howard  and  Baker  have  16,  10  and  15  years,
respectively, of credited service under the SERP. The Association's pension cost attributable to the SERP was $54,000 for the year ended December 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Executive compensation philosophy, policies, levels and programs are the responsibility of the full Board of Directors. Mr. Pittard, who serves as President and Chief Executive Officer as well as a director of the Company and the Association, does not participate in the Board's determination of compensation for the President and Chief Executive Officer. In addition, Mr. Teed, currently Chairman of the Board, served as President and Chief Executive Officer of the Association from 1983 to 1993. The report of the committee with respect to compensation for the Chief Executive Officer and certain executive officers is set forth below.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executive officers of the Association (since such persons do not receive compensation for service as officers of the Company). The disclosure requirements for the Chief Executive Officer and such other executive officers include the use of various tables as well as a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Board of Directors has prepared the following report for inclusion in this proxy statement.

         The Board of Directors annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. With respect to all positions within the organization with the exception of the Chief Executive Officer, the Association uses a formal quantitative system of job evaluation. In determining whether the base salary of the Chief Executive
Officer  should  be  increased,  the  Board  of  Directors  takes  into  account individual performance, performance of the Association, the size of the Association and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Association's market area.

         While the Board of Directors does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Board of Directors in fiscal 1997 included general management oversight of the Association, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considers the Association's standing with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Board of Directors, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officer in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved an increase in the base salary of the Chief Executive Officer.

PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Common Stock since the Association's initial public offering of common stock in October 1994 with (i) the yearly cumulative total return on the stocks included in the SNL Thrift Index; (ii) the yearly cumulative total return on the stocks indexed in the SNL $500 Million to $1 Billion Thrift Index; and (iii) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies). All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.

             [BELOW ARE THE PLOT POINTS FOR THE PERFORMANCE GRAPH]

                                                                           PERIOD ENDING
                                             --------------------------------------------------------------------
INDEX                                        10/24/94       12/31/94       12/31/95       12/31/96       12/31/97
-----                                        --------       --------       --------       --------       --------
Community Savings Bankshares, Inc. (CMSV)     100.00          75.38         120.33         152.12         274.35
NASDAQ - Total US                             100.00          99.16         140.24         172.49         211.67
SNL Thrift Index                              100.00          93.62         145.80         189.97         323.25
SNL $500M-$1B Thrift Index                    100.00          93.95         140.72         174.49         294.75

         Graph represents $100 invested in the Association's initial public offering of common stock issued on October 24, 1994 at $15.00 per share. As of September 30, 1997, the Association's common stock was exchanged on a one-for-one basis with the Common Stock in connection with the consummation of the Reorganization. The SNL Thrift Index and SNL $500 million to $1.0 billion Thrift Index are indices created by SNL Securities, L.P., Charlottsville, Virginia, a nationally recognized analyst of financial institutions.

INDEBTEDNESS OF MANAGEMENT AND AFFILIATED TRANSACTIONS

         In accordance and in compliance with applicable federal laws and regulations, the Association offers mortgage loans to its directors, officers and full-time employees for the financing of their primary residences and certain other loans. Currently, all existing loans made by the Association to its executive officers and directors and their associates were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

         All transactions between the Company and/or the Association and their respective executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company or the Association, as the case may be, than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company, or the Association, as the case may be, not having any interest in the transaction.


                     RATIFICATION OF APPOINTMENT OF AUDITORS

         On November 6, 1997, the Board of Directors of the Company terminated the services of Deloitte & Touche LLP ("Deloitte") as the Company's and the Association's independent auditors subject to the completion of Deloitte's audit of the Company's financial statements for the year ended December 31, 1997. Such termination was recommended to the Board by the Audit Committee. In connection with the termination of Deloitte's services as independent auditors, the Board of Directors of the Company appointed Crowe, Chizek and Company LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1998, and further directed that the selection of auditors be submitted for ratification by the shareholders at the Annual Meeting.

         Deloitte's report on the financial statements for the two immediately preceding fiscal years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and the subsequent interim periods preceding Deloitte's replacement, there were no disagreements between the Company or the Association and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         During the Association's two most recent fiscal years and the subsequent interim periods preceding Deloitte's replacement, Deloitte did not advise, and has not indicated to the Company or the Association that it had any reason to advise, the Registrant of any of the following:

         (a) that the internal controls necessary for the Association to develop reliable financial statements did not exist;

         (b) that information had come to Deloitte's attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

         (c) (1) the need to expand significantly the scope of the Company's or the Association's audit, or that information had come to Deloitte's attention during such time period that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representation or to be associated with the Company's or the Association's financial statements, and (2) that due to Deloitte's replacement or for another reason, the issue has not been resolved to Deloitte's satisfaction prior to its replacement.

         (d) (1) that information had come to Deloitte's attention that it had concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Deloitte's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, and (2) due to Deloitte's replacement, or for any other reason, the issue was not resolved to Deloitte's satisfaction prior to its replacement.

         During the two most recent fiscal years and the subsequent interim periods preceding the selection of Crowe, Chizek and Company LLP, the Company and the Association have not consulted Crowe, Chizek and Company LLP regarding the application of accounting principles, either contemplated or proposed, the type of audit opinion that might be rendered on the Association's financial statements or any other matters that would be required to be reported herein.

         The Company and the Association have been advised by Crowe, Chizek and Company LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Crowe, Chizek and Company LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 1998.


                              SHAREHOLDER PROPOSALS

         Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders of the Company, which is currently scheduled to be held in April 1999, must be received at the principal executive offices of the Company, 660 U.S. Highway One, North Palm Beach, Florida 33408, Attention: Deborah M. Rousseau, Vice President and Secretary, no later than November 20, 1998. If such proposal is in compliance with all applicable requirements, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.


                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM

10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE LIST OF EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DEBORAH M. ROUSSEAU, VICE PRESIDENT AND SECRETARY,
COMMUNITY SAVINGS BANKSHARES, INC., 660 U.S. HIGHWAY ONE, NORTH PALM BEACH, FLORIDA 33408. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                        By Order of the Board of Directors


                                    /s/ Deborah M. Rousseau
                                        ----------------------------------------
                                        Deborah M. Rousseau
                                        Vice President and Secretary

REVOCABLE PROXY

                       COMMUNITY SAVINGS BANKSHARES, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY SAVINGS BANKSHARES, INC. (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 1998 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a shareholder of the Company as of March 12, 1998, hereby authorizes the Board of Directors or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Embassy Suites PGA located at 4350 PGA Boulevard, Palm Beach Gardens, Florida on Wednesday, April 22, 1998 at 1:30 P.M., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on the reverse hereof.

     In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of shareholders, the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Meeting, and upon such other matters as may properly come before the Meeting.

     The Board of Directors recommends that you vote FOR the Board of Directors' nominees listed on the reverse side and FOR Proposal 2. Shares of common stock of the Company will be voted as specified. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. This proxy may be revoked at any time before it is exercised.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Community Savings Bankshares, Inc. called for April 22, 1998 and a Proxy Statement for the Annual Meeting and the 1997 Annual Report to Shareholders.

PLEASE MARK, SIGN DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                   [GRAPHIC MAP OF LOCATION OF EMBASSY SUITES]

EMBASSY
SUITES(R)

4350 PGA BLVD.
PALM BEACH GARDENS, FL  33410
TELEPHONE  561-622-1000

LOCATION            Conveniently  located  at  Interstate  95 exit 57B PGA Blvd.
                    West, just 1 mile from the Florida Turnpike exit 109.

ELECTION OF DIRECTORS                             NOMINEES FOR A THREE-YEAR TERM:  FOREST C. BEATY, JR., FREDERICK A. TEED

FOR both nominees      WITHHOLD                   INSTRUCTIONS:  To withhold authority to vote for an individual nominee,
listed to the right    AUTHORITY                  write that nominee's name in the space provided below.
(except as marked to  to vote for both nominees
the contrary)         listed to the right         ________________________________________________________________________

     [   ]               [   ]

PROPOSAL to ratify the appointment by the Board of Directors of Crowe, Chizek and Company, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

FOR      AGAINST      ABSTAIN

[  ]      [   ]        [    ]



                                                                                PLEASE  MARK,   SIGN,  DATE  AND  PROMPTLY
                                                                                RETURN THIS PROXY CARD USING THE  ENCLOSED
                                                                                ENVELOPE.

                                                                                Dated:_______________________________,1998

                                                                                __________________________________________

                                                                                __________________________________________
                                                                                Signature(s)

                                                                                PLEASE SIGN EXACTLY AS YOUR NAME(S)  APPEAR
                                                                                ON  THIS  PROXY.   ONLY  ONE  SIGNATURE  IS
                                                                                REQUIRED  IN THE  CASE OF A JOINT  ACCOUNT.
                                                                                WHEN SIGNING IN A REPRESENTATIVE  CAPACITY,
                                                                                PLEASE GIVE TITLE.

                                                                                I/WE WILL___  WILL NOT __ BE ATTENDING  THE
                                                                                ANNUAL MEETING.
---------------------------------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                     [LOGO]
                                COMMUNITY SAVINGS
                                BANKSHARES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

               Wednesday, April 22, 1998 - 1:30 p.m. Eastern Time
                               Embassy Suites PGA
                               4350 PGA Boulevard
                        Palm Beach Gardens, Florida 33410

Dear Shareholder(s):

Enclosed you will find material relative to the 1998 Annual Meeting of Shareholders of Community Savings Bankshares, Inc. The Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting, as summarized on the attached proxy card.

Whether or not you expect to attend our Annual Meeting, please complete and return the attached proxy card in the enclosed envelope (which requires no postage if mailed in the United States). Your prompt return of the proxy card will save Community Savings Bankshares, Inc. the expense of sending further requests for proxies.

As a shareholder, please remember that your vote is very important to Community Savings Bankshares, Inc. We look forward to hearing from you.

Sincerely,



/s/ James B. Pittard, Jr.
------------------------------
    James B. Pittard, Jr.
    President and
    Chief Executive Officer


P.S. To assist you in locating the Embassy Suites PGA we've included a map on the reverse of this card.